EXHIBIT 4-ww


          COMMON STOCK                                       COMMON STOCK
 INCORPORATED UNDER THE LAWS OF                           __________ SHARES
      THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE                            SEE REVERSE FOR
 IN RIDGEFIELD PARK, NEW JERSEY                         CERTAIN DEFINITIONS AND
     AND NEW YORK, NEW YORK                             ADDITIONAL INFORMATION
                                                            CUSIP 617446 44 8

                        MORGAN STANLEY DEAN WITTER & CO.
                         NAME CHANGED TO MORGAN STANLEY

                              CERTIFICATE OF STOCK

THIS IS TO CERTIFY THAT __________________
IS THE OWNER OF ___________
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 PER SHARE OF THE COMMON STOCK OF

Morgan Stanley Dean Witter & Co. transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated ____________

COUNTERSIGNED AND REGISTERED:
    MELLON INVESTOR SERVICES LLC
         (RIDGEFIELD PARK, N.J.)

BY _____________ TRANSFER AGENT             /s/ Donald G. Kempf           /s/ Philip J. Purcell
                 AND REGISTRAR

   _____________ AUTHORIZED SIGNATURE            SECRETARY                CHAIRMAN OF THE BOARD
                                                                       AND CHIEF EXECUTIVE OFFICER

         The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests may be made to the Corporation or the Transfer Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                        UNIF GIFT MIN ACT - _____Custodian_____
                                                                          (Cust)       (Minor)
TEN ENT - as tenants by the entireties                                    under Uniform Gifts to
                                                                          Minors Act______
JT TEN  - as joint tenants with right of                                           (State)
          survivorship and not as tenants in
          common



    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED ___________________________________________ hereby sell, assign and transfer unto

_____________________________________________
Please Insert Social Security Or Other
Identifying Number Of Assignee

_______________________________________________________________________________
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_________________________________________________________________________Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

________________________________________________________________Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated______________________   _________________________________________________
                              Notice: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Morgan Stanley Dean Witter & Co. (formerly known as Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") and the Chase Manhattan Bank (formerly known as Chemical Bank) (the "Rights Agent") dated as of April 25, 1995, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Morgan Stanley Dean Witter & Co. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Morgan Stanley Dean Witter & Co. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.